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                                                                     EXHIBIT 2.2


                            STOCK PURCHASE AGREEMENT

                  This Stock Purchase Agreement ("Agreement") dated as of August 30, 1996, between Hawthorn Health Properties, Inc., a California corporation ("Seller"), and Balanced Care Corporation, a Delaware corporation ("Buyer").

                  Seller owns all of the issued and outstanding shares of capital stock (the "Shares") of Dixon Management, Inc., a Missouri corporation (the "Company"). Seller desires to sell and transfer to Buyer, and Buyer desires to purchase from Seller, the Shares on the terms and subject to the conditions set forth below. In consideration of the mutual promises, covenants and agreements contained herein, Seller and Buyer, intending to be legally bound, agree as follows:

                                   ARTICLE I.
                                THE TRANSACTION

         1.01. SALE AND PURCHASE OF ASSETS. At the Closing, Seller shall sell, assign, transfer and deliver to Buyer, and Buyer shall purchase from Seller and take delivery of the Shares free and clear of all encumbrances.

         1.02. PURCHASE PRICE. The aggregate purchase price for the Shares shall be $81,000, payable in cash at the Closing.

         1.03. CLOSING. The consummation of the purchase and sale of the Shares and the other transactions contemplated hereby (the "Closing") shall take place contemporaneously with the Closing under the Stock Purchase Agreement dated as of July 26, 1996 (the "Foster Stock Purchase Agreement"), by and between Seller, Billy Ray Foster, Sr., both individually and as Trustee of the Revocable Inter Vivos Trust Agreement of Billy Ray Foster, Jr., J. Kaye Foster Gibson, Robert Anthony Foster and Mark Bradley Foster (collectively, "Foster"), at the offices of Mercantile Bank of Springfield, 417 St. Louis Street, Springfield, Missouri, or at such other place as the parties agree.


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                                  ARTICLE II.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         As an inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, Seller represents and warrants to Buyer as follows:

         2.01. SHARES; CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of the Company consists solely of the number of shares of common stock at the par value per share of such common stock identified on
Schedule 2.01. Schedule 2.01 identifies the number of shares of Stock issued and outstanding and the number of shares of Stock held in the treasury of the Company. All of the Shares are owned of record, legally and beneficially, by Seller, except for any Shares identified on Schedule 2.01 as treasury stock. Except as may be disclosed on Schedule 2.01, the Shares are free and clear of any and all encumbrances, including without limitation any and encumbrances resulting from the acquisition by Seller of the Shares, and upon delivery of all the Shares hereunder, Buyer will acquire title thereto, free and clear of any and all encumbrances. There are no options, warrants, subscription rights, preemptive rights, other rights, proxies, puts, calls, demands, plans, commitments, agreements, understandings or arrangements of any kind relating to the Shares. All of the Shares are validly issued, fully paid and non-assessable and were acquired by Seller in full compliance with all applicable laws, except as disclosed in Schedule 2.01.

         2.02. ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of California, and has the corporate power and authority to enter into this Agreement and perform its obligations hereunder and thereunder. The Company is a corporation duly organized, validly existing and in good standing under the laws of Missouri, and has the corporate power and authority to own or lease its properties and to carry on its business.

         2.03. AUTHORIZATION; ENFORCEABILITY. This Agreement has been duly executed and delivered by and constitute the legal, valid and binding obligations of Seller, enforceable against it in accordance with its terms. All actions contemplated by this Section 2.03 have been duly and validly authorized by all necessary corporate proceedings by Seller.

         2.04. FINDERS' FEES. Neither Seller, the Company nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fee, commission or finders' fee in connection with any of the transactions contemplated hereby.

                                  ARTICLE III.
                    REPRESENTATIONS AND WARRANTIES OF BUYER

         As an inducement to Seller to enter into this Agreement and consummate the transactions contemplated hereby, Buyer represents and warrants to Seller as follows:

         3.01. ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the power and authority to own or lease its properties, carry on its business, enter into this Agreement and perform its obligations hereunder.

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         3.02. AUTHORIZATION; ENFORCEABILITY. This Agreement has been duly executed and delivered by and constitute the legal, valid and binding obligations of Buyer, enforceable against it in accordance with its terms. All actions contemplated by this Section 3.02 have been duly and validly authorized by all necessary proceedings by Buyer.

         3.03. FINDERS' FEES. Neither Buyer nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fee, commission or finders' fee in connection with any of the transactions contemplated hereby.

                                  ARTICLE IV.
                       CONDITIONS TO CLOSING; TERMINATION

         4.01. CONDITIONS PRECEDENT TO OBLIGATION OF BUYER. The obligation of Buyer to proceed with the Closing under this Agreement is subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by Buyer at Buyer's sole option provided that if Buyer elects to waive such condition, Buyer shall have no claim against Seller for the waived condition):

                  (a) BRINGDOWN OF REPRESENTATIONS AND WARRANTIES; COVENANTS. Each of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to the Closing Date. Seller shall have performed in all material respects all of the covenants and complied in all material respects with all of the provisions required by this Agreement to be performed or complied with by it at or before the Closing.

                  (b) LITIGATION. No statute, regulation or order of any governmental body shall be in effect that restrains or prohibits the transactions contemplated hereby or that would limit or adversely affect the Buyer's ownership of the Shares and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any governmental body challenging the lawfulness of or seeking to prevent or delay any of the transactions contemplated by this Agreement or seeking monetary or other relief by reason of the consummation of any of such transactions.

                  (c) CLOSING DOCUMENTS. Buyer shall have received the other documents referred to in Section 4.03(a). All agreements, certificates, opinions and other documents delivered by Seller to Buyer hereunder shall be in form and substance satisfactory to counsel for Buyer, in the exercise of such counsel's reasonable professional judgment.

         4.02. CONDITIONS PRECEDENT TO OBLIGATION OF SELLER. The obligation of Seller to proceed with the Closing under this Agreement is subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in

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part by Seller at Seller's sole option provided that if Seller elects to waive such condition, Seller shall have no claim against Buyer for the waived condition):

                  (a) BRINGDOWN OF REPRESENTATIONS AND WARRANTIES; COVENANTS. Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to the Closing Date. Buyer shall have performed in all material respects the covenants and complied in all material respects with all of the provisions required by this Agreement to be performed or complied with by it at or before the Closing.

                  (b) LITIGATION. No statute, regulation or order of any governmental body shall be in effect that restrains or prohibits the transactions contemplated hereby, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any Governmental Body challenging the lawfulness of or seeking to prevent or delay any of the transactions contemplated by this Agreement or seeking monetary or other relief by reason of the consummation of such transactions.

                  (c) CLOSING DOCUMENTS. Seller shall also have received the other documents referred to in Section 4.03(b). All agreements, certificates, opinions and other documents delivered by Buyer to Seller hereunder shall be in form and substance satisfactory to counsel for Seller, in the exercise of such counsel's reasonable professional judgment.

         4.03.  DELIVERIES AND PROCEEDINGS AT CLOSING.

                  (a) DELIVERIES BY SELLER. Seller shall deliver or cause to be delivered to Buyer at the Closing:

                           i) Certificates representing the Shares duly
                  endorsed in negotiable form or accompanied by stock powers duly endorsed in blank.

                           ii) Certificate executed by an officer of Seller
                  setting forth all resolutions of the Board of Directors of Seller authorizing the execution and delivery of this Agreement and the performance by Seller of the transactions contemplated hereby.

                           iii) All governmental and third party consents
                  required to consummate the transactions contemplated hereby.

                           iv) The minute books, stock ledgers and corporate
                  seal of the Company.

                           v) Resignations of the officers and directors of the
                  Company, effective at the Closing.

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                           vi) Consent of Foster to the assignment of Seller's
                  rights under the Foster Stock Purchase Agreement.

                           vii) Such other agreements and documents as Buyer
                  may reasonably request.

                  (b) DELIVERIES BY BUYER. Buyer shall deliver or cause to be delivered to Seller at the Closing:

                           i) A certificate of the Secretary of Buyer setting
                  forth all resolutions of the Board of Directors of Buyer authorizing the execution and delivery of this Agreement and the performance by Buyer of the transactions contemplated hereby, certified by the Secretary of Buyer.

                           ii) Such other agreements and documents as Seller
                  may reasonably request.

                                   ARTICLE V.
                                 MISCELLANEOUS

         5.01. ASSIGNMENT OF RIGHTS. Seller hereby agrees to assign its rights to indemnification under the Foster Stock Purchase Agreement to the extent such rights relate to the Shares and the Company.

         5.02. COSTS AND EXPENSES. All applicable transfer, sales and use taxes and documentary, filing, recording and vehicle registration fees payable as a result of the transfer of the Shares hereunder shall be paid by Buyer.

         5.03. CONSTRUCTION. As used herein, unless the context otherwise requires: i) references to "Article" or "Section" are to an article or section hereof; ii) all "Schedules" referred to herein are to Schedules attached hereto and are incorporated herein by reference and made a part hereof; iii) "include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; and iv) the headings of the various articles, sections and other subdivisions hereof are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

         5.04. FURTHER ASSURANCES. Seller shall, at any time and from time to time on and after the Closing Date, upon request by Buyer and without further consideration, take or cause to be taken such actions and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments, documents, transfers, conveyances and assurances as may be required or desirable for the better conveying, transferring, assigning and delivering the Shares to Buyer.

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         5.05. NOTICES. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made i) the second business day after the date of mailing, if delivered by registered or certified mail, postage prepaid, return receipt requested, ii) upon delivery, if sent by hand delivery, iii) upon delivery, if sent by prepaid overnight carrier, with a record of receipt, or iv) the next day after the date of dispatch, if sent by cable, telegram, facsimile or telecopy (with a copy simultaneously sent by registered or certified mail, postage prepaid, return receipt requested), to the parties at the following addresses:

                  (i)      if to Buyer, to:

                           Balanced Care Corporation
                           3507 Market Street, Suite 202
                           Camp Hill, PA 17001

                           with a required copy to:

                           John C. Rodney, Esq.
                           Kirkpatrick & Lockhart LLP
                           1500 Oliver Building
                           Pittsburgh, PA 15222
                           Telecopy: 412-355-6501

                   (ii)    if to Seller, to:

                           Hawthorne Health Properties, Inc.
                           1350 Bayshore Highway, Suite 300
                           Burlingame, CA  94010

                           with a required copy to:

                           Richard D. Harroch, Esq.
                           Orrick, Herrington & Sutcliffe
                           One Federal Reserve Bank Building
                           400 Sansome Street
                           San Francisco, CA  94111

Any party hereto may change the address to which notice to it, or copies thereof, shall be addressed, by giving notice thereof to the other parties hereto in conformity with the foregoing.

         5.06. CURRENCY. All currency references herein are to United States dollars.

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         5.07. ASSIGNMENT; GOVERNING LAW. This Agreement and all the rights and powers granted hereby shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and the rights, interests and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereto, except that Buyer may make such assignments to any Affiliate of Buyer provided that Buyer remains liable hereunder. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri without regard to its conflict of law doctrines.

         5.08. AMENDMENT AND WAIVER; CUMULATIVE EFFECT. To be effective, any amendment or waiver under this Agreement must be in writing and be signed by the party against whom enforcement of the same is sought. Neither the failure of any party hereto to exercise any right, power or remedy provided under this Agreement or to insist upon compliance by any other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver by such party of its right to exercise any such right, power or remedy or to demand such compliance. The rights and remedies of the parties hereto are cumulative and not exclusive of the rights and remedies that they otherwise might have now or hereafter, at law, in equity, by statute or otherwise.

         5.09. SEVERABILITY. If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any rule of Law in any particular respect or under any particular circumstances, such term or provision shall nevertheless remain in full force and effect in all other respects and under all other circumstances, and all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         5.10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        HAWTHORN HEALTH PROPERTIES, INC.

                                        By: /s/ JAMES A. DIEBOLD
                                            ---------------------------
                                                James A. Diebold
                                        Title:  Executive Vice President
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                                        BALANCED CARE CORPORATION

                                        By: /s/ ROBIN L. BARBER
                                            -----------------------
                                                Robin L. Barber
                                        Title:  Assistant Secretary
                                            -----------------------


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